For the semi-annual period ended March 31, 2004.
File number 811-7343
The Prudential Investment Portfolios, Inc.

SUB-ITEM 77D
Policies With Respect to Security Investment


The Prudential Investment Portfolios, Inc.
Jennison Growth Fund

_______________________________________________________________________

Supplement dated March 12, 2004
to the Prospectus and Statement of Additional Information dated December 3, 2003

The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled
"How to Buy, Sell and Exchange Shares of the Fund(s)," and the section of the SAI entitled
"Purchase, Redemption and Pricing of Fund Shares:"

	Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%. Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge
(CDSC) of 1%, including investors who
purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. The CDSC is waived for certain retirement and/or benefit plans.
To reflect these changes, the following
sections of the Prospectus are amended as indicated:

The section of the Prospectus entitled "Risk/Return Summary --
Fees and Expenses" is amended with
the following:


	Shareholder Fees1 (paid directly from your investment)

Class A
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)
5.50%
Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
1%3
Maximum sales charge (load) imposed on reinvested dividends and other distributions
None
Redemption fees
None
Exchange fee
None
	1Your broker may charge you a separate or additional fee for purchases and sales of shares.
             3 Investors who purchase $1 million or more of Class A shares and sell these shares within
	  12 months of purchase are subject to a CDSC of 1%.


The section of the Prospectus entitled "Risk/Return Summary --
Fees and Expenses -- Example" is
amended with the following:

	This example will help you compare the fees and expenses of Class A shares of the Fund with the other share classes of the Fund and compare the cost of investing in Class A shares of the Fund with the cost of investing in other mutual funds.

	The example assumes that you invest $10,000 in the Fund's Class A shares for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for any contractual distribution and service (12b-1) fee waivers and overall expense limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



1 YR
3 YRS
5 YRS
10 YRS
Class A shares
$ 667
$ 916
$1,183
$1,946


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Step 2:
Choose a Share Class" is amended with the following:

Step 2:  Choose a Share Class

Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

	Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than $1 million
require you to pay a sales
charge at the time of purchase, but the operating expenses of
Class A shares are lower
than the operating expenses of Class B and Class C shares. Investors who purchase $1 million or more of Class A shares and sell these shares within
12 months of purchase are
also subject to a CDSC of 1%.
*	Class B shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within six years (that is why it is called a CDSC).  The operating expenses of Class B shares are higher than the
operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within 12 months of purchase.
The operating expenses of Class C shares are higher than the operating expenses of Class
A shares.

When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or
planned future investments, which may
qualify you for reduced sales charges for Class A shares under Rights of Accumulation or a Letter of Intent.
*	The length of time you expect to hold the shares and
the impact of varying distribution
fees. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For this reason, Class C shares may not be appropriate for investors who plan to hold their shares for more than 4 years.
*	The different sales charges that apply to each share
class -- Class A's front-end sales
charge vs. Class B's CDSC vs. Class C's low CDSC.
*	The fact that Class B shares automatically convert to
Class A shares approximately seven
years after purchase.
*	Class B shares purchased in amounts greater than
$100,000 for equity funds, $100,000 for
taxable fixed income funds, and $250,000 for municipal bond funds are generally less advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class B shares exceeding these amounts
generally will not be
accepted.
*	Class C shares purchased in amounts greater than
$1 million are generally less
advantageous than purchasing Class A shares.  Effective on or about April 12, 2004,
purchase orders for Class C shares above these amounts
generally will not be accepted.
*	Because Class Z shares have lower operating expenses
than Class A, Class B or Class C
shares, you should consider whether you are eligible to purchase Class Z shares.

	See "How to Sell Your Shares" for a description of the impact of CDSCs.

	Some investors purchase or sell shares of the Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Fund is unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, the Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.


	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Share
Class Comparison" is amended with the following:



	Class A
	Minimum purchase amount1
	$1,000
	Minimum amount for subsequent purchases1
	$100
	Maximum initial sales charge
	5.50% of the public
offering price
	Contingent Deferred Sales Charge (CDSC)3
	1%4
	Annual distribution (12b-1) and service fees shown as a percentage of average net assets5
	.30 of 1%
	1The minimum investment requirements do not apply to certain custodial accounts for minors.
The minimum initial and subsequent investment for purchases made through the Automatic
Investment Plan is $50.  For more information, see
"Additional Shareholder Services--
Automatic Investment Plan."
	3 For more information about the CDSC and how it is calculated, see "How to Sell Your
Shares--Contingent Deferred Sales Charge (CDSC)."
	4Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%.
             	   5These distribution and service fees are paid from the Fund's assets on a continuous basis.
	  The service fee for Class A, Class B and Class C shares is .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1%
(including the .25 of 1%
service fee) and is .75 of 1% for each of Class B and Class C shares. The distributor of the Fund has agreed to reduce voluntarily its distribution and service (12b-1) fees for
Class A shares to .25 of 1% of the average daily net assets of the Class A shares. This fee reduction is expected to terminate on or about May 28, 2004, but may be discontinued partially or completely at any time.



	Please consult your prospectus for footnotes not listed in the above tables.

	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund --
Reducing or Waiving Class A's Initial Sales Charge--Increase the
Amount of Your Investment" is
amended with the following:


	AMOUNT OF PURCHASE
	SALES CHARGE AS % OF
OFFERING PRICE
	SALES CHARGE AS % OF
AMOUNT INVESTED
	DEALER ALLOWANCE
	Less than $25,000
	5.50%
	5.82%
	5.00%
	$25,000 to $49,999
	5.00%
	5.26%
	4.50%
	$50,000 to $99,999
	4.50%
	4.71%
	4.00%
	$100,000 to $249,999
	3.75%
	3.90%
	3.25%
	$250,000 to $499,999
	2.75%
	2.83%
	2.50%
	$500,000 to $999,999
	2.00%
	2.04%
	1.75%
	$1 million to $4,999,999*
	None
	None
	1.00%**
	*If you invest $1 million or more, you can buy only
Class A shares, unless you qualify to buy Class
Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
	**For investments of $5 million to $9,999,999, the dealer

allowance is 0.50%.  For investments of
$10 million and over, the dealer allowance is 0.25%.

		Note: Effective on or about April 12, 2004, the value of shares held in the American
		Skandia Advisor Funds will be included for purposes of determining Rights of
		Accumulation and Letters of Intent.

	MF168C2


	The Prudential Investment Portfolios, Inc.
	Jennison Equity Opportunity Fund

	_______________________________________________________________________

	Supplement dated March 12, 2004
	to the Prospectus and Statement of Additional Information dated December 3, 2003

	The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled
"How to Buy, Sell and Exchange Shares of the Fund(s)," and the section of the SAI entitled
"Purchase, Redemption and Pricing of Fund Shares:"

		Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%. Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge
(CDSC) of 1%, including investors who
purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. The CDSC is waived for certain retirement and/or benefit plans.
To reflect these changes, the following
sections of the Prospectus are amended as indicated:

	The section of the Prospectus entitled "Risk/Return
Summary -- Fees and Expenses" is amended with the following:


Shareholder Fees1 (paid directly from your investment)

	Class A
	Maximum sales charge (load) imposed on purchases
(as a percentage of offering
price)
	5.50%
	Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
	1%3
	Maximum sales charge (load) imposed on reinvested dividends and other distributions
	None
	Redemption fees
	None
	Exchange fee
	None
		1Your broker may charge you a separate or additional fee for purchases and sales of shares.
             	3 Investors who purchase $1 million or
more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%.


	The section of the Prospectus entitled "Risk/Return
Summary -- Fees and Expenses -- Example" is amended with the following:

		This example will help you compare the fees and expenses of Class A shares of the Fund with the other share classes of the Fund and compare the cost of investing in Class A shares of the Fund with the cost of investing in other mutual funds.

		The example assumes that you invest $10,000 in the Fund's Class A shares for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for any contractual distribution and service (12b-1) fee waivers and overall expense limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



	1 YR
	3 YRS
	5 YRS
	10 YRS
	Class A shares
	$ 666
	$ 910
	$1,173
	$1,925


	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Step 2:
Choose a Share Class" is amended with the following:

	Step 2:  Choose a Share Class

	Individual investors can choose among Class A, Class B,
Class C and Class Z shares of the Fund,
although Class Z shares are available only to a limited group of investors.

		Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than
$1 million require you to pay a sales
charge at the time of purchase, but the operating expenses of Class A shares are lower than the operating expenses of Class B and Class C shares. Investors who purchase $1 million or more of Class A shares and sell these shares
within 12 months of purchase are
also subject to a CDSC of 1%.
*	Class B shares do not require you to pay a sales
charge at the time of purchase, but do
require you to pay a sales charge if you sell your shares within six years (that is why it is called a CDSC).  The operating expenses of Class B shares are higher than the
operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within 12 months of purchase.
The operating expenses of Class C shares are higher than the operating expenses of Class
A shares.

	When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or
planned future investments, which may
qualify you for reduced sales charges for Class A shares under Rights of Accumulation or a Letter of Intent.
*	The length of time you expect to hold the shares and
the impact of varying distribution
fees. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For this reason, Class C shares may not be appropriate for investors who plan to hold their shares for more than 4 years.
*	The different sales charges that apply to each share
class -- Class A's front-end sales
charge vs. Class B's CDSC vs. Class C's low CDSC.
*	The fact that Class B shares automatically convert to
Class A shares approximately seven
years after purchase.
*	Class B shares purchased in amounts greater than
$100,000 for equity funds, $100,000 for
taxable fixed income funds, and $250,000 for municipal bond funds are generally less advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class B shares exceeding these amounts
generally will not be
accepted.
*	Class C shares purchased in amounts greater than
$1 million are generally less
advantageous than purchasing Class A shares.  Effective on or about April 12, 2004,
purchase orders for Class C shares above these amounts generally will not be accepted.
*	Because Class Z shares have lower operating expenses
than Class A, Class B or Class C
shares, you should consider whether you are eligible to purchase
Class Z shares.

	See "How to Sell Your Shares" for a description of the impact of CDSCs.

	Some investors purchase or sell shares of the Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Fund is unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, the Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.


	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Share
Class Comparison" is amended with the following:



	Class A
	Minimum purchase amount1
	$1,000
	Minimum amount for subsequent purchases1
	$100
	Maximum initial sales charge
	5.50% of the public
offering price
	Contingent Deferred Sales Charge (CDSC)3
	1%4
	Annual distribution (12b-1) and service fees shown as a percentage of average net assets5
	.30 of 1%
	1The minimum investment requirements do not apply to certain custodial accounts for minors.
The minimum initial and subsequent investment for purchases made through the Automatic
Investment Plan is $50.  For more information, see "Additional
Shareholder Services--
Automatic Investment Plan."
	3 For more information about the CDSC and how it is calculated, see "How to Sell Your
Shares--Contingent Deferred Sales Charge (CDSC)."
	4Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%.
             	   5These distribution and service fees are paid from the Fund's assets on a continuous basis.
	  The service fee for Class A, Class B and Class C shares is .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1%
(including the .25 of 1%
service fee) and is .75 of 1% for each of Class B and Class C shares. The distributor of the Fund has agreed to reduce voluntarily its distribution and service (12b-1) fees for
Class A shares to .25 of 1% of the average daily net assets of the Class A shares. This fee reduction is expected to terminate on or about May 28, 2004, but may be discontinued partially or completely at any time.



	Please consult your prospectus for footnotes not listed in the above tables.

	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund --
Reducing or Waiving Class A's Initial Sales Charge--Increase the
Amount of Your Investment" is
amended with the following:


	AMOUNT OF PURCHASE
	SALES CHARGE AS % OF
OFFERING PRICE
	SALES CHARGE AS % OF
AMOUNT INVESTED
	DEALER ALLOWANCE
	Less than $25,000
	5.50%
	5.82%
	5.00%
	$25,000 to $49,999
	5.00%
	5.26%
	4.50%
	$50,000 to $99,999
	4.50%
	4.71%
	4.00%
	$100,000 to $249,999
	3.75%
	3.90%
	3.25%
	$250,000 to $499,999
	2.75%
	2.83%
	2.50%
	$500,000 to $999,999
	2.00%
	2.04%
	1.75%
	$1 million to $4,999,999*
	None
	None
	1.00%**
	*If you invest $1 million or more, you can buy only
Class A shares, unless you qualify to buy Class
Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
	**For investments of $5 million to $9,999,999, the dealer allowance is 0.50%. For investments of $10 million and over, the dealer allowance is 0.25%.

		Note: Effective on or about April 12, 2004, the value of shares held in the American
		Skandia Advisor Funds will be included for purposes of determining Rights of
		Accumulation and Letters of Intent.



	MF172C2








	The Prudential Investment Portfolios, Inc.
	Dryden Active Allocation Fund

	_______________________________________________________________________

	Supplement dated March 12, 2004
	to the Prospectus and Statement of Additional Information dated December 3, 2003

	The following information supercedes any contrary information contained in the Prospectus or in the statement of additional information (SAI), in particular, the section of the Prospectus entitled
"How to Buy, Sell and Exchange Shares of the Fund(s)," and the section of the SAI entitled
"Purchase, Redemption and Pricing of Fund Shares:"

		Effective on March 15, 2004, Class A shares purchased on or after March 15, 2004 will be subject to a maximum initial sales charge of 5.50%. Effective on March 15, 2004, all investors who purchase Class A shares in an amount of $1 million or more and sell these shares within 12 months of purchase are subject to a contingent deferred sales charge
(CDSC) of 1%, including investors who
purchase their shares through broker-dealers affiliated with Prudential Financial, Inc. The CDSC is waived for certain retirement and/or benefit plans.
To reflect these changes, the following
sections of the Prospectus are amended as indicated:

	The section of the Prospectus entitled "Risk/Return
Summary -- Fees and Expenses" is amended with the following:


		Shareholder Fees1 (paid directly from your investment)

	Class A
	Maximum sales charge (load) imposed on purchases (as a
percentage of offering
price)
	5.50%
	Maximum deferred sales charge (load) (as a percentage of the lower of original purchase price or sale proceeds)
	1%3
	Maximum sales charge (load) imposed on reinvested dividends and other distributions
	None
	Redemption fees
	None
	Exchange fee
	None
		1Your broker may charge you a separate or additional fee for purchases and sales of shares.
             	3 Investors who purchase $1 million or more of Class A shares and sell these shares within
		  12 months of purchase are subject to a CDSC of 1%.


	The section of the Prospectus entitled "Risk/Return Summary -- Fees and Expenses -- Example" is amended with the following:

		This example will help you compare the fees and expenses of Class A shares of the Fund with the other share classes of the Fund and compare the cost of investing in Class A shares of the Fund with the cost of investing in other mutual funds.

		The example assumes that you invest $10,000 in the Fund's Class A shares for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for any contractual distribution and service (12b-1) fee waivers and overall expense limitations that may be in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



	1 YR
	3 YRS
	5 YRS
	10 YRS
	Class A shares
	$ 662
	$ 898
	$1,153
	$1,881


	The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Step 2:
Choose a Share Class" is amended with the following:

	Step 2:  Choose a Share Class

	Individual investors can choose among Class A, Class B,
Class C and Class Z shares of the Fund,
although Class Z shares are available only to a limited group of investors.

		Multiple share classes let you choose a cost structure that meets your needs:

*	Class A shares purchased in amounts of less than $1 million
require you to pay a sales
charge at the time of purchase, but the operating expenses of
Class A shares are lower
than the operating expenses of Class B and Class C shares. Investors who purchase $1 million or more of Class A shares and sell these shares within
12 months of purchase are
also subject to a CDSC of 1%.
*	Class B shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within six years (that is why it is called a CDSC).  The operating expenses of Class B shares are higher than the
operating expenses of Class A shares.
*	Class C shares do not require you to pay a sales charge
at the time of purchase, but do
require you to pay a sales charge if you sell your shares within 12 months of purchase.
The operating expenses of Class C shares are higher than the operating expenses of Class
A shares.

When choosing a share class, you should consider the following factors:

*	The amount of your investment and any previous or
planned future investments, which may
qualify you for reduced sales charges for Class A shares
under Rights of Accumulation or
a Letter of Intent.
*	The length of time you expect to hold the shares
and the impact of varying distribution
fees. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For this reason, Class C shares may not be appropriate for investors who plan to hold their shares for more than 4 years.
*	The different sales charges that apply to each share
class -- Class A's front-end sales
charge vs. Class B's CDSC vs. Class C's low CDSC.
*	The fact that Class B shares automatically convert to
Class A shares approximately seven
years after purchase.
*	Class B shares purchased in amounts greater than
$100,000 for equity funds, $100,000 for
taxable fixed income funds, and $250,000 for municipal bond funds are generally less advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class B shares exceeding these amounts
generally will not be
accepted.
*	Class C shares purchased in amounts greater than
$1 million are generally less
advantageous than purchasing Class A shares.  Effective on
or about April 12, 2004,
purchase orders for Class C shares above these amounts
generally will not be accepted.
*	Because Class Z shares have lower operating expenses
than Class A, Class B or Class C
shares, you should consider whether you are eligible to purchase Class Z shares.

See "How to Sell Your Shares" for a description of the impact of CDSCs.

Some investors purchase or sell shares of the Fund through financial intermediaries and broker-dealers who maintain omnibus accounts that aggregate the orders of multiple investors and forward the aggregate orders to the Fund. Although the Fund is unable to monitor or enforce the above limitations for underlying shareholders submitting orders through omnibus accounts, the Fund has advised the financial intermediaries and broker-dealers who maintain such accounts of these limitations.


The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund -- Share
Class Comparison" is amended with the following:



Class A
Minimum purchase amount1
$1,000
Minimum amount for subsequent purchases1
$100
Maximum initial sales charge
5.50% of the public
offering price
Contingent Deferred Sales Charge (CDSC)3
1%4
Annual distribution (12b-1) and service fees shown as a percentage of average net assets5
..30 of 1%
1The minimum investment requirements do not apply to certain custodial accounts for minors.
The minimum initial and subsequent investment for purchases made through the Automatic
Investment Plan is $50. For more information, see "Additional Shareholder Services--
Automatic Investment Plan."
3 For more information about the CDSC and how it is calculated, see "How to Sell Your
Shares--Contingent Deferred Sales Charge (CDSC)."
4Investors who purchase $1 million or more of Class A shares and sell these shares within
12 months of purchase are subject to a CDSC of 1%.
                5These distribution and service fees are paid from the Fund's assets on a continuous basis.
  The service fee for Class A, Class B and Class C shares is .25 of 1%. The distribution fee for Class A shares is limited to .30 of 1% (including the .25 of 1% service fee) and is .75 of 1% for each of Class B and Class C shares. The distributor of the Fund has agreed to reduce voluntarily its distribution and service (12b-1) fees for
Class A shares to .25 of 1% of the average daily net assets of the Class A shares. This fee reduction is expected to terminate on or about May 28, 2004, but may be discontinued partially or completely at any time.


Please consult your prospectus for footnotes not listed in the above tables.

The section of the Prospectus entitled "How to Buy, Sell and Exchange Shares of the Fund --
Reducing or Waiving Class A's Initial Sales Charge--Increase the Amount of Your Investment" is amended with the following:


AMOUNT OF PURCHASE
SALES CHARGE AS % OF
OFFERING PRICE
SALES CHARGE AS % OF
AMOUNT INVESTED
DEALER ALLOWANCE
Less than $25,000
5.50%
5.82%
5.00%
$25,000 to $49,999
5.00%
5.26%
4.50%
$50,000 to $99,999
4.50%
4.71%
4.00%
$100,000 to $249,999
3.75%
3.90%
3.25%
$250,000 to $499,999
2.75%
2.83%
2.50%
$500,000 to $999,999
2.00%
2.04%
1.75%
$1 million to $4,999,999*
None
None
1.00%**
*If you invest $1 million or more, you can buy only Class A shares, unless you qualify to buy Class
Z shares. If you purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase, you will be subject to a 1% CDSC.
**For investments of $5 million to $9,999,999, the dealer allowance is 0.50%. For investments of $10 million and over, the dealer allowance is 0.25%.

	Note: Effective on or about April 12, 2004, the value of shares held in the American
	Skandia Advisor Funds will be included for purposes of determining Rights of
	Accumulation and Letters of Intent.








MF185C2

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